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                                                                     EXHIBIT 99

FOR IMMEDIATE RELEASE

Media Contact:    Gregory Reaves            Investor Contact: Laura Jordan
                  908/423-6022                                908/423-5185


                 MERCK RELEASES FINANCIAL GUIDANCE FOR 2001


WHITEHOUSE STATION, N. J., February 15, 2001 -- Merck & Co., Inc. is pleased to provide the following guidance for 2001:

          * Worldwide (WW) gross sales will be driven by Merck's five key growth drivers. Sales forecasts for those products for 2001 are as follows:

              PRODUCT                    THERAPEUTIC CATEGORY                   2001 POTENTIAL WW SALES RANGE
              -------                    --------------------                   -----------------------------
              VIOXX                      Osteoarthritis and acute pain          $3.0 to $3.5 billion

              ZOCOR                      Cholesterol-modifying                  $5.8 to $6.2 billion

              FOSAMAX                    Osteoporosis                           $1.5 to $1.7 billion

              COZAAR/HYZAAR              Anti-hypertensive                      $1.8 to $2.0 billion

              SINGULAIR                  Asthma controller                      $1.0 to $1.2 billion


          * As expected, combined WW sales of VASOTEC, PEPCID and MEVACOR, all of which have a 2000 or 2001 U.S. patent expiration, should decline in total to approximately $1.8 to $2.0 billion.

          * Sales of other products, including PROSCAR, PROPECIA and MAXALT, should continue to grow in 2001.

          *   Vaccines should deliver solid growth over their 2000 performance.

          * Under an agreement with AstraZeneca (AZN), Merck receives supply payments at predetermined rates on the U.S. sales of certain products by AZN, most notably PRILOSEC, and once it is launched in the U.S., NEXIUM. Because the U.S. product patent on PRILOSEC will expire in 2001, Merck anticipates that the total supply payments that the Company receives from AZN will decline in 2001.

          * Merck-Medco sales in 2001 are estimated to range from $25 to $26 billion.

          * Consistent with recent historical trends, total Company gross margin is estimated to be approximately 4 percentage points lower than the full year 2000 rate of 44.4%. The Company's gross margin reflects the combined impact of the Company's human pharmaceuticals business as well as Merck-Medco's lower margin pharmacy benefits management business.

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         Merck is pleased to reconfirm the following 2001 guidance which was initially released by the Company on December 12, 2000 via a press release at the Company's Annual Business Briefing:

          * Marketing and administrative expense for 2001 is estimated to grow in the low double digits over the full year 2000 expense of $6.2 billion.

          * Research and development expense is estimated to be $2.8 billion, a 19% growth rate over 2000 research and development expense.

          * The Company's 2001 tax rate is estimated to be approximately 30.0% to 30.5%, which is consistent with the full year 2000 rate of 30.6%.

         Additionally, Merck plans to continue its stock buyback program during 2001. As of December 31, 2000, $7.5 billion remains under the February 2000 $10 billion stock buyback program.

         In commenting on its outlook for 2001, the Company reiterates that it is comfortable with the First Call range of earnings per share (EPS) analyst estimates of $3.15 to $3.25. Additionally, the Company notes that, without providing guidance for a specific earnings growth rate by quarter, it would be fair to anticipate a reasonable EPS growth pattern throughout the four quarters of 2001.

         Merck plans to host a conference call today at 10 a.m. EST to discuss this guidance in further detail. Investors are invited to listen to a live Webcast of this conference call by visiting Merck's corporate Website www.merck.com.

         This press release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. The forward-looking statements include statements regarding the Company's expected growth rates, sales forecasts and other specified financial items. No forward-looking statement can be guaranteed and actual results may differ materially from those projected. Merck undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements in this document should be evaluated together with the many uncertainties that affect Merck's businesses, particularly those mentioned in the cautionary statements in Item 1 of the Company's Form 10-K for the year ended December 31, 1999, and in the periodic reports on Form 10-Q and Form 8-K (if any) which Merck incorporates by reference. Copies of these forms are available on request to Merck's Office of Stockholder Services.

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